UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2010

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Northwest Pipe Company

5721 SE Columbia Way Suite 200

Vancouver WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On February 12, 2010, Northwest Pipe Company (the “Company”) and Bank of America, N.A., as Administrative Agent, entered into a Third Amendment to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”). The Credit Agreement Amendment amends the Amended and Restated Credit Agreement dated May 31, 2007, as amended to date (the “Credit Agreement”). The Credit Agreement Amendment fixes the amount of the revolving loan, swing line loan and letters of credit available under the Credit Agreement at an aggregate of $125 million, and reflects increases in the interest rates charged on outstanding balances. The Credit Agreement Amendment also waives compliance as of December 31, 2009 with the covenants in the Credit Agreement related to the Consolidated Senior Leverage Ratio, Consolidated Fixed Charge Coverage Ratio and Consolidated Total Leverage Ratio, and makes certain changes in the application, method of calculation and amounts of these covenants, including: (i) amends the definition of, and suspends the application of, the Consolidated Fixed Charge Coverage Ratio covenant for the first three quarters of 2010; (ii) relaxes the Consolidated Senior Leverage Ratio covenant for the first three quarters of 2010; and (iii) relaxes the Consolidated Total Leverage Ratio covenant for the first two quarters of 2010. For purposes of calculating the Consolidated Senior Leverage Ratio and the Consolidated Total Leverage Ratio for the first three quarters of 2010, the Credit Agreement Amendment changes the method of measuring EBITDA from a trailing twelve-month measurement to a year-to-date annualized measurement. The Credit Agreement Amendment also provides for new financial covenants relating to Minimum Consolidated EBITDA and to Rental and Operating Lease Expense. The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed herewith as Exhibit 10.1 to this Report, and is incorporated herein by reference.

On February 12, 2010, the Company and Prudential Investment Management, Inc. and certain of its affiliates entered into a Third Amendment to Amended and Restated Note Purchase and Private Shelf Agreement (the “Note Purchase Agreement Amendment”). The Note Purchase Agreement Amendment amends the Amended and Restated Note Purchase and Private Shelf Agreement dated as of May 31, 2007, as amended to date (the “Note Purchase Agreement”). The Note Purchase Agreement Amendment reflects increases in the interest rates charged on outstanding balances. The Note Purchase Agreement Amendment also reflects the relaxation of the Consolidated Total Debt to EBITDA Ratio covenant and the Consolidated Senior Funded Debt to EBITDA Ratio covenant for the quarter ended December 31, 2009, and the suspension of the application of the Consolidated Fixed Charge Coverage Ratio covenant for the first three quarters of 2010. For purposes of calculating the Consolidated Total Debt to EBITDA Ratio and the Consolidated Senior Funded Debt to EBITDA Ratio for the first three quarters of 2010, the Note Purchase Agreement Amendment changes the method of measuring EBITDA from a trailing twelve-month measurement to a year-to-date annualized measurement. The Note Purchase Agreement Amendment also provides for new financial covenants relating to Minimum Consolidated EBITDA and Maximum Consolidated Rental and Operating Lease Expense, and makes other changes to generally conform to the Credit Agreement Amendment. The foregoing description of the Note Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement Amendment, which is filed herewith as Exhibit 10.2 to this Report, and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Third Amendment to Amended and Restated Credit Agreement dated as of February 12, 2010, by and among Northwest Pipe Company and Bank of America, N.A., as Administrative Agent

10.2	Third Amendment to Amended and Restated Note Purchase and Private Shelf Agreement dated as of February 12, 2010 by and among Northwest Pipe Company and Prudential Investment Management, Inc. and certain affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on February 18, 2010.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Stephanie J. Welty
Stephanie J. Welty, Senior Vice President
and Chief Financial Officer